SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2007 (July 26, 2007)

HOLLY ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32225 (Commission File Number)	20-0833098 (I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1600 Dallas, Texas (Address of principal executive offices)		75201-6915 (Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

Item 5.03.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On July 26, 2007, the Board of Directors of Holly Logistic Services, L.L.C. (“HLS), which serves as the general partner of HEP Logistics Holdings, L.P., which serves as the general partner of Holly Energy Partners, L.P. (the “Partnership”), approved the removal of James G. Townsend from his position as Vice President — Pipeline Operations of HLS since Mr. Townsend will be devoting his full time and attention to responsibilities relating to pipeline projects being undertaken by wholly owned subsidiaries of Holly Corporation. Accordingly, effective July 26, 2007, Mr. Townsend no longer serves as an officer or employee of HLS or provides services to the Partnership. Mr. Townsend was a named executive officer of the Partnership for the year ended December 31, 2006.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P.
its General Partner

By:	Holly Logistic Services, L.L.C.
its General Partner

By:	/s/ Stephen J. McDonnell

Stephen J. McDonnell
Vice President & Chief
Financial Officer
Date: July 31, 2007